                                                                    EXHIBIT 23.5



                           CONSENT OF ROGERS & HARDIN



     We hereby consent to the reference to our name under the captions "JOINT PROXY STATEMENT/PROSPECTUS SUMMARY -- The Merger -- Certain Federal Income Tax Considerations" and "THE MERGER -- Certain Federal Tax Considerations" in the Registration Statement on Form S-4 filed by GranCare, Inc. (Registration No. 33-59813) and the Joint Proxy Statement/Prospectus of GranCare, Inc. and Evergreen Healthcare, Inc. contained therein and we further consent to the inclusion as an exhibit to such registration statement of the form of opinion we intend to render in connection with the closing of the Merger with respect to such federal tax considerations.



                                          ROGERS & HARDIN



June 19, 1995


Atlanta, Georgia